SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   October 19, 2005

UNIVERSAL FOOD & BEVERAGE COMPANY

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27853	86-0913555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3830 Commerce Drive, St. Charles, Illinois	60174
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	630-584-8670

Item 8.01.   Other Events

On October 18, 2005, the Company registered on a Form S-8 Registration Statement a total of 3,250,000 shares of common stock for issuance under the Universal Food & Beverage Company 2005 Compensation Plan for Outside Consultants (the "Plan"). As of October 19, 2005, the Company issued a total of 2,412,500 shares of its common stock under the Plan to 22 consultants as compensation for consulting services, leaving a total of 837,500 shares of common stock available for future issuances under the Plan.

Item 9.01   Financial Statements and Exhibits

(c)         Exhibits

 Exhibit 99.1

Universal Food & Beverage Company 2005 Compensation Plan for Outside Consultants (incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-129095) filed with the Securities and Exchange Commission on October 18, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL FOOD & BEVERAGE COMPANY (Registrant)

Date: October 19, 2005	By:	/s/ Duane N. Martin
Duane N. Martin
Chief Executive Officer and Director